EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits (2)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Independent Auditors' Report On Internal Accounting Controls

To the Shareholders and Board of Trustees of Wells Fargo Funds Trust:

In planning and performing our audits of the financial statements of Diversified Equity Fund, Diversified Small
Cap Fund, Equity Income Fund, Equity Index Fund, Growth
Fund, Growth Equity Fund, Index Fund, International
Equity Fund, Large Cap Appreciation Fund, Large Cap Value
Fund, Large Company Growth Fund, Montgomery Emerging
Markets Focus Fund, Montgomery Institutional Emerging
Markets Fund, Montgomery Mid-Cap Growth Fund, Montgomery
Small Cap Fund, SIFE Specialized Financial Services Fund,
Small Cap Growth Fund, Small Cap Opportunities Fund,
Small Company Growth Fund, Small Company Value Fund,
Specialized Health Sciences Fund, Specialized Technology
Fund, Asset Allocation Fund, Growth Balanced Fund, Index
Allocation Fund, Moderate Balanced Fund, Strategic Growth
Allocation Fund, and Strategic Income Fund (collectively the "Funds"), twenty-eight portfolios constituting the Wells Fargo Funds Trust, each a series of Wells Fargo
Funds Trust, for the year or period ended September 30, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Wells Fargo Funds Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risks that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses as defined above as of September 30, 2003.

This report is intended solely for the information and use of management and the Shareholders and the Board of Trustees of the Wells Fargo Funds Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP
San Francisco, California
November 14, 2003




EXHIBIT B:

(1)               WELLS FARGO FUNDS TRUST

                      AGREEMENT AND
                        PLAN OF
                     REORGANIZATION

                 Dated as of June 6, 2003

This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this 6th day of June, 2003, by Wells Fargo Funds Trust ("Funds Trust"), a Delaware statutory trust, for itself and on behalf of the Equity Income Fund (the "Acquiring Fund") and the Equity Value Fund (the "Target Fund"), as indicated in the chart below.

   Target Fund                            Acquiring Fund
Equity Value Fund                       Equity Income Fund
	Class A                           Class A
       Class B                          Class B
       Class C                          Class C
       Institutional Class              Institutional Class

WHEREAS, Funds Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the parties desire that the Acquiring Fund acquire
the assets and assume the liabilities of the Target Fund in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund (the "Reorganization"); and
WHEREAS, the parties intend that the Reorganization qualify
as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Fund will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;
NOW, THEREFORE, in accordance with the mutual promises
described herein, the parties agree as follows:
1. Definitions.
The following terms shall have the following meanings:
1933 Act	   The Securities Act of 1933, as amended.


1934 Act
The Securities Exchange Act of 1934, as
amended.


Acquiring
Class......
The class of the Acquiring Fund's shares that Funds Trust will issue to the shareholders of the Target Fund Class, as set forth above.


Acquiring Fund
Financial
Statements........
The audited financial statements of the
Acquiring Fund for its most recently
completed fiscal year and the unaudited
financial statements of the Acquiring Fund for its most recently completed semi-annual period.


Assets
All property and assets of any kind and all interests, rights, privileges and powers of or attributable to a Fund, whether or not determinable at the appropriate Effective
Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent,
Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by a Fund and any deferred or prepaid expense shown as an asset on such Fund's books.


Assets List
A list of securities and other Assets and Known Liabilities of or attributable to the Target Fund as of the date provided.


Board
The Board of Trustees of Funds Trust.


Closing Date
June 6, 2003, or such other date as the
parties may agree to in writing with
respect to the Reorganization.


Corresponding
Target Class..
The Target share class set forth opposite an Acquiring Class in the chart on the first page of this Plan.


Effective Time
9:00 a.m. Eastern Time on the first
business day following the Closing Date of the Reorganization, or such other time and date as the parties may agree to in writing.


Fund
The Acquiring Fund or the Target Fund.


HSR Act
The Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.


Know, Known or
Knowledge
Known after reasonable inquiry.


Liabilities
All liabilities of, allocated or
attributable to, a Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.


Material Agreements
The agreements set forth in Schedule A, as it may be amended from time to time.


Reorganization
Documents
Such bills of sale, assignments, and other instruments of transfer as Funds Trust deems desirable for the Target Fund to transfer to the Acquiring Fund all rights and title to and interest in the Target
Fund's Assets and Liabilities and for the Acquiring Fund to assume the Target Fund's
Assets and Liabilities.


Schedule A
Schedule A to this Plan, as may be amended from time to time.


Target Financial
Statements
The audited financial statements of the
Target Fund for its most recently completed fiscal year and the unaudited financial statements of the Target Fund for its most recently completed semi-annual period.


Valuation Time
The time on the Reorganization's Closing
Date, the business day immediately
preceding the Closing Date if the Closing
Date is not a business day or such other time as the parties may agree to in writing, that Funds Trust determines the net asset value of the shares of the Acquiring Fund and determines the value of the Assets of or attributable to the Target
Fund, net of known Liabilities.  Unless
otherwise agreed to in writing, the
Valuation Time of a Reorganization shall be the time of day then set forth in the Acquiring Fund's and Target Fund's
Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

2.	Regulatory Filings.  Funds Trust shall prepare and file
any required filings including, without limitation, filings with state or foreign securities regulatory authorities.
3.	Transfer of Target Fund Assets.  Funds Trust shall take
the following steps with respect to the Reorganization:
(a)	At the Effective Time, Funds Trust shall assign,
transfer, deliver and convey all of the Target Fund's Assets to the Acquiring Fund on the bases described in Subsection 3(c) of this Plan. Funds Trust shall then accept the Target Fund's
Assets and assume the Target Fund's Liabilities such that at and after the Effective Time (i) all of the Target Fund's Assets at
or after the Effective Time shall become and be the Assets of the Acquiring Fund and (ii) all of the Target Fund's Liabilities at
the Effective Time shall attach to the Acquiring Fund, and be enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.
(b)	Within a reasonable time prior to the Closing Date,
the Target Fund shall provide, if requested, its Assets List to the Acquiring Fund.  The Target Fund may sell any investment on the Assets List prior to the Target Fund's Valuation Time. After the Target Fund provides the Assets List, the Target Fund will notify the Acquiring Fund of its purchase or incurrence of additional investments or of any additional encumbrances, rights, restrictions or claims not reflected on the Assets List, within a reasonable time period after such purchase or incurrence. Within a reasonable time after receipt of the Assets List and prior to the Closing Date, the Acquiring Fund will advise the Target Fund in writing of any investments shown on the Assets List that the Acquiring Fund has reasonably determined to be impermissible or inconsistent with the investment objective, policies and restrictions of the Acquiring Fund.
(c)	Funds Trust shall assign, transfer, deliver and
convey the Target Fund's Assets to the Acquiring Fund at the Reorganization's Effective Time on the following bases:
(1)	In exchange for the transfer of the Assets,
Funds Trust shall simultaneously issue and deliver to
the Target Fund full and fractional shares of
beneficial interest of each Acquiring Class.  Funds
Trust shall determine the number of shares of each
Acquiring Class to issue by dividing the value of the
Assets net of Known Liabilities attributable to the
Corresponding Target Class by the net asset value of
one Acquiring Class share.  Based on this calculation,
Funds Trust shall issue shares of beneficial interest
of each Acquiring Class with an aggregate net asset
value equal to the value of the Assets net of Known
Liabilities of the Corresponding Target Class.
Because the Acquiring Fund is a feeder fund that
invests all of its assets in a master portfolio of
Wells Fargo Master Trust, the Reorganization
contemplates that the Target Fund will transfer its
assets to the Acquiring Fund.  The Acquiring Fund will
direct that the assets be transferred to the master
portfolio as an in-kind contribution in exchange for
interests in the master portfolio.
(2)	The parties shall determine the net asset
value of the Acquiring Fund shares to be delivered,
and the value of the Assets to be conveyed net of
Known Liabilities, as of the Valuation Time
substantially in accordance with Funds Trust current
valuation procedures.  The parties shall make all
computations to the fourth decimal place or such other
decimal place as the parties may agree to in writing.
(3)	Funds Trust shall cause its custodian to
transfer the Target Fund's Assets with good and
marketable title to the account of the Acquiring Fund.
Funds Trust shall cause its custodian to transfer all
cash in the form of immediately available funds.
Funds Trust shall cause its custodian to transfer any
Assets that were not transferred to the Acquiring
Fund's account at the Effective Time to the Acquiring
Fund's account at the earliest practicable date
thereafter.
4.	Liquidation and Termination of Target Fund and Registration
of Shares.  Funds Trust also shall take the following steps for the
Reorganization:
(a)	At or as soon as reasonably practical after the
Effective Time, Funds Trust shall dissolve and liquidate the
Target Fund, and terminate the Target Fund as an authorized
series of Funds Trust, in accordance with applicable law and its Declaration of Trust by transferring to shareholders of record of each Corresponding Target Class full and fractional shares of beneficial interest of the Acquiring Class equal in value to the shares of the Corresponding Target Class held by the shareholder. Each shareholder also shall have the right to receive any unpaid dividends or other distributions that Funds Trust declared with respect to the shareholder's Corresponding Target Class shares before the Effective Time. Funds Trust shall record on its books the ownership by the shareholders of the Acquiring Fund shares; Funds Trust shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each Corresponding Target Class. Funds Trust does not issue certificates representing Fund shares, and shall not be responsible for
issuing certificates to shareholders of the Target Funds. Funds Trust shall wind up the affairs of the Target Fund.
(b)	If a former Target Fund shareholder requests a
change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, Funds Trust shall require the shareholder to (i) furnish Funds Trust an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer;
and (ii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of Funds Trust that such tax has been paid or does not apply.
5.	Representations, Warranties and Agreements of Funds
Trust.  Funds Trust, on behalf of itself, and, as appropriate, the Target Fund and the Acquiring Fund, represents and warrants to, and agrees with, the Acquiring Fund and the Target Fund, respectively as follows:
(a)	Funds Trust is a statutory trust duly created,
validly existing and in good standing under the laws of the State of Delaware. The Board duly established and designated each Fund as a series of Funds Trust and each Acquiring Class as a class of the Acquiring Fund. Funds Trust is an open-end management investment company registered with the SEC under the 1940 Act.
(b)	Funds Trust has the power and all necessary federal,
state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.
(c)	The Board has duly authorized execution and delivery
of the Plan and the transactions contemplated herein. Duly authorized officers of Funds Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this
Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Declaration of Trust of Funds Trust or any Material Agreement. Funds Trust does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.
(d)	Each Fund has qualified as a "regulated investment
company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of each taxable year since the
commencement of its operations, and will continue to so qualify until the Effective Time.
(e)	Funds Trust has duly authorized the Acquiring Fund
shares to be issued and delivered to the Target Fund as of the Target Fund's Effective Time. When issued and delivered, the Acquiring Fund shares shall have been registered for sale under the 1933 Act and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.
(f)	Each Fund is in compliance in all material respects
with all applicable laws, rules and regulations, including,
without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. Each Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement currently in effect. The value of the Assets net of Known Liabilities of the Acquiring Fund has been determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of such Acquiring Fund.
(g)	Funds Trust does not Know of any claims, actions,
suits, investigations or proceedings of any type pending or threatened against Funds Trust or any Fund or its Assets or businesses. There are no facts that Funds Trust currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against Funds Trust or any Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made. Neither Funds Trust nor any Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.
(h)	Funds Trust is not a party to any contracts,
agreements, franchises, licenses or permits relating to the Funds except those entered into or granted in the ordinary course of its business, in each case under which no material default
exists. All contracts and agreements that are material to the business of the Funds are listed on Schedule A. Funds Trust is not a party to or subject to any employee benefit plan, lease or franchise of any kind or nature whatsoever on behalf of any Fund.
(i)	Funds Trust has timely filed all tax returns, for
the Funds for all of their taxable years to and including their most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns.  To the Knowledge of Funds Trust, no such tax
return has been or is currently under audit and no assessment has been asserted with respect to any return. Funds Trust will file all of the Fund's tax returns for all of their taxable periods ending on or before the Closing Date not previously filed on or before their due dates (taking account of any valid extensions thereof).
(j)	Since the date of the Target Fund Financial
Statements and the Acquiring Fund Financial Statements, there has been no material adverse change in the financial condition, business, properties or Assets of the Target Fund or Acquiring Fund, respectively. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.
(k)	The Target Fund Financial Statements and the
Acquiring Fund Financial Statements, fairly present the financial position of the Acquiring Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net assets for the periods indicated. The Target Fund Financial Statements and the Acquiring Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.
(l)	To the Knowledge of Funds Trust, neither the Target
Fund nor the Acquiring Fund has any Liabilities, whether or not determined or determinable, other than Liabilities disclosed or provided for in the Target Fund Financial Statements and the Acquiring Fund Financial Statements, respectively, or Liabilities incurred in the ordinary course of business.
(m)	Except as otherwise provided herein, Funds Trust
shall operate the business of each Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of dividends and distributions approved by the Board in anticipation of the Reorganization.
Notwithstanding the foregoing, each Fund shall (i) complete all measures prior to the Effective Time to ensure that the Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code; and (ii) take all other appropriate action necessary to ensure satisfaction of representations in certificates to be provided to Morrison & Foerster LLP in connection with their opinion described in
Section 6(e), regardless of whether any measures or actions described in this sentence are in the ordinary course.
6.	Conditions to Funds Trust Obligations.  The obligations
of Funds Trust with respect to the Reorganization shall be
subject to the following conditions precedent:
(a)	Funds Trust shall have duly executed and delivered
the Target Fund Reorganization Documents.
(b)	All representations and warranties of Funds Trust
made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.
(c)	Funds Trust shall have delivered to Funds Trust a
certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary stating that the representations and warranties of Funds Trust in this Plan that apply to the Reorganization are true and correct at and as of the Valuation Time.
(d)	Funds Trust shall have received an opinion of
Morrison & Foerster LLP, in form and substance reasonably satisfactory to Funds Trust and dated as of the Closing Date, substantially to the effect that:
(1)	Funds Trust is a statutory trust duly created,
validly existing and in good standing under the laws of the
State of Delaware and is an open-end, management investment
company registered under the 1940 Act;
(2)	the shares of the Acquiring Fund to be delivered
as provided for by this Plan are duly authorized and upon
delivery will be validly issued, fully paid and non-
assessable by Funds Trust, provided that the payments for
transfer taxes by shareholders provided for in Section 4(b)
of this Plan shall not be deemed to render the shares issued assessable;
(3)	the Plan has been duly authorized, executed and
delivered, and the execution and delivery of this Plan did
not, and the consummation of the Reorganization will not,
violate the Declaration of Trust of Funds Trust or any
Material Agreement to which Funds Trust is a party or by
which it is bound; and
(4)	to the Knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority is required for the consummation by
Funds Trust of the Reorganization, or for the execution and delivery of Funds Trust's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934
Act, the 1940 Act and the rules and regulations under those
Acts, or that may be required under state securities laws,
the HSR Act, or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the
operation of the Acquiring Fund.
In rendering such opinion, such counsel may (i) rely on the
opinion of other counsel to the extent set forth in such opinion,
(ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word
"Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Funds Trust.
(e)	Funds Trust shall have received an opinion dated as
of the Closing Date in a form reasonably satisfactory to it of Morrison & Foerster LLP, upon which each Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided by Funds Trust, on behalf of itself and each Fund, the Funds' affiliates and/or principal shareholders to Morrison & Foerster LLP, substantially to the effect that the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and each Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the
Code, with respect to the Reorganization.
(f)	Funds Trust shall have received a memorandum
addressed to Funds Trust, in form and substance reasonably satisfactory to them, prepared by Morrison & Foerster LLP, or another person agreed to in writing by the parties, concerning compliance with each relevant state's securities laws in connection with Funds Trust's issuance of Acquiring Fund shares.
(g)	No action, suit or other proceeding shall be
threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.
(h)	The SEC shall not have issued any unfavorable
advisory report under Section 25(b) of the 1940 Act nor
instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.
(i)	Funds Trust shall have performed and complied in all
material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective
Time.
(j)	Except to the extent prohibited by Rule 19b-1 under
the 1940 Act, prior to the Valuation Time, the Target Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Target Fund shareholders all of its previously undistributed
(i) "investment company taxable income" within the meaning of
Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code, (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the
Code), if any, realized in taxable periods or years ending on or before the Effective Time.
(k)	Funds Trust shall not have terminated this Plan with
respect to the Reorganization pursuant to Section 8 of this Plan.
7.	Survival of Representations and Warranties.  The
representations and warranties of Funds Trust shall survive the completion of the transactions contemplated herein.
8.	Termination of Plan.  A majority of the Board may
terminate this Plan with respect to the Acquiring Fund or Target Fund, as appropriate if: (i) the conditions precedent set forth in Section 6, are not satisfied on the Closing Date; or (ii) it becomes reasonably apparent to the Board that such conditions precedent will not be satisfied on the Closing Date.
9.	Governing Law.  This Plan and the transactions
contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.
10.	Amendments.  Funds Trust may, by agreement in writing
authorized by the Board, amend this Plan with respect to the Reorganization at any time before or after the Target Fund's shareholders approve the Reorganization. After a Target Fund's shareholders approve a Reorganization, however, Funds Trust may not amend this Plan in a manner that materially adversely affects the interests of the Target Fund's shareholders with respect to that Reorganization. This Section shall not preclude Funds Trust from changing the Closing Date or the Effective Time of a Reorganization.
11.	Waivers.  At any time prior to the Closing Date, Funds
Trust may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. Funds Trust agrees that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.
12.	Limitation on Liabilities.  The obligations of Funds
Trust and each Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of Funds Trust personally, but shall bind only the Assets and property of the particular Fund. The execution and delivery of this Plan by the officers of Funds Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Fund or the Target Fund, as appropriate.
13.	General.  This Plan supersedes all prior agreements
between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.

WELLS FARGO FUNDS TRUST
for itself and on behalf of the
Target Fund
and on behalf of the Acquiring Fund

ATTEST:

		By:
Name:  C. David Messman		Name:  Karla M. Rabusch
Title:    Secretary		Title:    President

SCHEDULE A
MATERIAL AGREEMENTS

The following agreements shall be Material Agreements:

Investment Advisory Contract between Wells Fargo Funds
Management, LLC and Funds Trust, dated March 1, 2001.

Sub-Advisory Contract between Wells Capital Management
Incorporated, Wells Fargo Funds Management, LLC and Funds
Trust, dated March 1, 2001.

Amended and Restated Distribution Agreement between Stephens
Inc. and Funds Trust, dated May 8, 2002.

Custody Agreement between Wells Fargo Bank Minnesota, N.A.
and Funds Trust, dated July 25, 2000.

Administration Agreement between Wells Fargo Funds
Management, LLC and Funds Trust, dated March 1, 2003.

Accounting Services Agreement with PFPC Inc. and Funds
Trust, dated September 1, 2002.

Transfer Agency and Service Agreement between Boston
Financial Data Services, Inc.
and Funds Trust, dated November 8, 1999; Addendum thereto, dated March 1, 2003.

Shareholder Servicing Agreement, originally adopted by the Board of Funds Trust on March 26, 1999.

Amended and Restated Fee and Expense Agreement between Funds
Trust and Wells Fargo Funds Management, LLC, dated August 7, 2001.




(2)              WELLS FARGO FUNDS TRUST
                         AND
                 THE MONTGOMERY FUNDS AND
                 THE MONTGOMERY FUNDS II

                      AGREEMENT AND
                         PLAN OF
                     REORGANIZATION

Dated as of February 1, 2003

This AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made as of this 1st day of February, 2003, by and between Wells Fargo Funds Trust ("Wells Fargo Funds"), a Delaware statutory trust, for itself and on behalf of its series listed in the Acquiring Funds column below (each an "Acquiring Fund"), The Montgomery Funds (the "MF Trust"), a Massachusetts business trust, The Montgomery Funds II (the "MF Trust II"), a Delaware statutory trust (together the "Trusts" and each a "Trust"), each Trust acting for itself and on behalf of its series listed in the Acquired Funds column below (each an "Acquired Fund") and (as to
Section 22 only) Wells Fargo Funds Management, LLC, a Delaware limited liability company.

Acquired Funds                                            Acquiring Funds

THE MF TRUST
Total Return Bond Fund                  Montgomery Total Return Bond Fund
Short Duration Govt Bond Fund    Montgomery Short Duration Govt Bond Fund
International Growth Fund                       International Equity Fund
Growth Fund                                     Large Company Growth Fund
Mid Cap Fund                                          Mid Cap Growth Fund
Small Cap Fund                                  Montgomery Small Cap Fund
Government Money Market Fund                 Government Money Market Fund
Emerging Markets Fund              Montgomery Emerging Markets Focus Fund
Global Tech, Telecom & Media Fund             Specialized Technology Fund

THE MF TRUST II
Emerging Markets Focus Fund        Montgomery Emerging Markets Focus Fund
Institutional Series: Emerging Markets Portfolio
                           Montgomery Institutional Emerging Markets Fund

WHEREAS, Wells Fargo & Company ("Wells Fargo"), a Delaware corporation, Wells Capital Management Incorporated ("Wells Capital"), a California corporation, and Wells Fargo Funds Management, LLC, a Delaware limited liability company, on the one hand, and Commerzbank AG ("Commerzbank"), a banking corporation organized under the laws of the Federal Republic of Germany, and its United States investment advisory subsidiary Montgomery Asset Management, LLC ("MAM"), a Delaware limited liability company, on the other hand, have entered into an Asset Sale and Purchase Agreement (the "Purchase Agreement") dated as of November 21, 2002 which, among other things, provides for the merger of the Acquired Funds into the Wells Fargo Funds.

WHEREAS, Wells Fargo Funds, MF Trust and MF Trust II are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the parties desire that each Acquiring Fund acquire the assets and assume the liabilities of the Acquired Fund listed above opposite the Acquiring Fund ("Corresponding Acquired Fund") in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Corresponding Acquired Fund in connection with the liquidation and termination of the Corresponding Acquired Fund (each transaction between an Acquiring Fund and its Corresponding Acquired Fund, a "Reorganization"); and

WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Acquiring Fund and its Corresponding Acquired Fund be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to that Reorganization;

NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

1. Definitions.

The following terms shall have the following meanings:

1933 Act
	   The Securities Act of 1933, as amended.

1934 Act
The Securities Exchange Act of 1934, as amended.

Active Reorganization.....
Each Reorganization set forth in the Active
Reorganization Table on Schedule A.

Acquired Fund Class....
The Acquired Fund share class set forth
opposite an Acquiring Class in the
Corresponding Classes Table on Schedule A.

Acquiring Fund Class......
The class of an Acquiring Fund's shares
that Wells Fargo Funds will issue to the shareholders of the Corresponding Acquired
Fund Class as set forth in the
Corresponding Classes Table on Schedule A.

Acquired Fund Financial Statements
The audited financial statements of each Acquired Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquired Fund for its most recently completed semi-annual period.

Acquiring Fund Financial Statements........
The audited financial statements of each Acquiring Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquiring Fund for its most recently completed semi-annual period.

Assets...........
All property and assets of any kind and all interests, rights, privileges and powers of or attributable to an Acquired Fund, whether or not determinable at the appropriate Effective Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables
(including dividend and interest
receivables) owned by an Acquired Fund and any deferred or prepaid expense shown as an asset on the Acquired Fund's books.

Closing Date
June 6, 2003, or such other date as the
parties may agree to in writing with
respect to a Reorganization.

Effective Time
9:00 a.m. Eastern Time on the business day following the Closing Date of a Reorganization, or such other time and date as the parties may agree to in writing.

Fund
An Acquiring Fund or an Acquired Fund.

HSR Act
The Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

Know, Known or Knowledge
Known after reasonable inquiry.

Liabilities
All liabilities of, allocated or
attributable to, a Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

Material Agreements
The agreements set forth on Schedule B, as may be amended from time to time.

N-1A Registration Statement
The Registration Statement of Wells Fargo
Funds on Form N-1A under the 1940 Act that will register the shares of each Acquiring
Fund to be issued in the Shell
Reorganizations.

N-14 Registration Statement........
The Registration Statement on Form N-14
under the 1933 Act and the 1940 Act that will register the shares of each Acquiring
Fund to be issued in the Active
Reorganizations and will include the proxy materials necessary for the shareholders of the Corresponding Acquired Funds to approve the Reorganizations.

Reorganization Documents
Such bills of sale, assignments, and other instruments of transfer as Wells Fargo
Funds, MF Trust or MF Trust II deems
desirable for an Acquired Fund to transfer to an Acquiring Fund all right and title to and interest in the Corresponding Acquired
Fund's Assets and Liabilities and for the Acquiring Fund to assume the Corresponding
Acquired Fund's Assets and Liabilities.

Schedule A
Schedule A to this Plan.

Schedule B
Schedule B to this Plan, as may be amended from time to time.

Shell Reorganizations...
The Reorganizations set forth in the Shell
Reorganization Table on Schedule A.

Valuation Time
The time on the Reorganization's Closing
Date, the business day immediately
preceding the Closing Date if the Closing
Date is not a business day or such other time as the parties may agree to in writing, that Wells Fargo Funds determines the net asset value of the shares of the Acquiring Fund and the Trust determines the net value of the Assets of or attributable to the Corresponding Acquired Fund. Unless otherwise agreed to in writing, the Valuation Time of a Reorganization shall be at the time of day then set forth in the Acquiring Fund's and the Acquired Fund's
Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

2.	Regulatory Filings and Shareholder Action.

(a)	Wells Fargo Funds shall promptly prepare and file
the Form N-14 Registration Statement with the SEC. Wells Fargo Funds also shall promptly prepare and file an amendment to its Registration Statement with the SEC on Form N-1A to register the shares of the Acquiring Fund to be issued in the Shell Reorganizations. Wells Fargo Funds shall make any other required filings including, without limitation, filings with state securities regulatory authorities.

(b)	The Trusts shall assist Wells Fargo Funds in
preparing the Form N-14 Registration Statement.

(c)	The parties shall seek orders of the SEC, if
appropriate, providing them with any necessary relief from the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

(d)	As soon as practicable after the effective date of
the Form N-14 Registration Statement, each Acquired Fund shall hold a meeting of its shareholders to consider and approve this Plan, the Reorganization and such other matters as the Board of Trustees of the Acquired Fund may determine.

3.	Transfer of Acquired Fund Assets.  Each Trust, on behalf
of each of its series, and Wells Fargo Funds shall take the following steps with respect to each Reorganization:

(a)	On or prior to the Closing Date, the Trust shall
endeavor to pay or make reasonable provision to pay out of the Acquired Fund's Assets all of the Liabilities, expenses, costs and charges of or attributable to the Acquired Fund that are Known to the Trust and that are due and payable as of the Closing Date.

(b)	At the Effective Time, the Trust shall assign,
transfer, deliver and convey all of the Acquired Fund's Assets to the Acquiring Fund. Wells Fargo Funds shall then accept the Acquired Fund's Assets and assume the Acquired Fund's Liabilities such that at and after the Effective Time (i) all of the Acquired Fund's Assets at or after the Effective Time shall become and be the Assets of the Acquiring Fund and (ii) all of the Acquired Fund's Liabilities at the Effective Time shall attach to the Acquiring Fund, and be enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

(c)	The Trust shall assign, transfer, deliver and convey
the Acquired Fund's Assets to the corresponding Acquiring Fund at the Reorganization's Effective Time on the following bases:

	(1)	In exchange for the transfer of the Assets,
Wells Fargo Funds shall simultaneously issue and deliver to the Acquired Fund full and fractional shares of beneficial interest of the corresponding
Acquiring Class. Wells Fargo Funds shall determine the number of shares of each Acquiring Class to issue by dividing the net value of the Assets attributable to the Corresponding Acquired Fund Class by the net asset value of one Acquiring Class share. Based on this calculation, Wells Fargo Funds shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the net value of the Assets of the Corresponding Acquired Fund Class.

	(2)	The parties shall determine the net asset
value of the Acquiring Fund shares to be delivered, and the net value of the Assets to be conveyed, as of the Valuation Time substantially in accordance with Wells Fargo Funds current valuation procedures, a copy of which has been furnished to the Trust. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

	(3)	The Trust shall cause its custodian to
transfer the Assets with good and marketable title to the custodian for the account of the Acquiring Fund.
The Trust shall cause its custodian to transfer all cash in the form of immediately available funds payable to the order of the Wells Fargo Funds' custodian for the account of the Acquiring Fund. The
Trust shall cause its custodian to transfer any Assets that were not transferred to the Acquiring
Fund's custodian at the Effective Time to the Wells
Fargo Funds' custodian at the earliest practicable date thereafter.

(d)	Promptly after the Closing Date, the Trust will
deliver to Wells Fargo Funds an unaudited Statement of Assets and Liabilities of the Acquired Fund as of the Closing Date.

	4.	Liquidation and Termination of Acquired Funds, Registration
of Shares and Access to Records. Each Trust, on behalf of each of its Acquired Funds, and Wells Fargo Funds, shall take the following steps with respect to each Reorganization:

(a)	At or as soon as reasonably practical after the
Effective Time, the Trust shall dissolve and liquidate the Acquired Fund in accordance with applicable law and its Declaration of Trust by transferring to shareholders of record of the Corresponding Acquired Fund Class full and fractional shares of beneficial interest of the corresponding Acquiring Class equal in value, as of the Valuation Time, to the shares of the Corresponding Acquired Fund Class held by the shareholder. Each shareholder also shall have the right to receive from the Acquiring Fund after the Effective Time any unpaid dividends or other distributions that the Trust declared with respect to the shareholder's Corresponding Acquired Fund shares before the Effective Time. Wells Fargo Funds shall record on its books the ownership by the shareholders of the respective Acquiring Fund shares; the Trust shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each Corresponding Acquired Fund Class. Wells Fargo Funds does not issue certificates, and shall not be responsible to issue certificates to shareholders of the Acquired Fund. The Trust shall wind up the affairs of the Acquired Fund and shall take all steps as are necessary and proper to terminate the Acquired Fund as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations.

(b)	If a former Acquired Fund shareholder requests a
change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, Wells Fargo Funds shall require the shareholder to (i) furnish Wells Fargo Funds an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; (ii) if any of the shares are outstanding in certificated form, deliver to Wells Fargo Funds the certificate representing such shares; and (iii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of Wells Fargo Funds that such tax has been paid or does not apply.

(c)	At and after the Closing Date, the Trust shall
provide Wells Fargo Funds and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Acquired Fund shareholders and the number and percentage ownership of the outstanding shares of the Corresponding Acquired Fund Classes owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Prior to the Closing Date, the Trust shall direct each of its service providers that maintain records with respect to the Acquired Fund as required by Section 31 of, and Rules 31a-1 and 31a-2 under, the 1940 Act to continue to preserve and maintain such records as required by such Section and Rules, unless Wells Fargo Funds direct in writing that such records be delivered to Wells Fargo Funds or a service provider to the Wells Fargo Funds. As soon as practicable following the Reorganization with respect to the Acquired Fund, the Trust shall deliver all books and records with respect to the Acquired Fund in its possession to Wells Fargo Funds and Wells Fargo Funds shall thereafter have the responsibility to preserve and maintain, or to cause its service providers to preserve and maintain, all such records received by it in accordance with Section 31 of, and Rule 31a-1 and 31a-2 under, the 1940 Act.

5.	Certain Representations, Warranties and Agreements of MF
Trust and MF Trust II. Each Trust, on behalf of itself and each of its Acquired Funds, represents and warrants to, and agrees with, Wells Fargo Funds as follows (provided, however, that only MF Trust and its Acquired Funds represent, warrant and agree to
Section 5(a) and only MF Trust II and its Acquired Funds represent, warrant and agree to Section 5(b)):

(a)	 MF Trust is a business trust duly created, validly
existing and in good standing under the laws of the Commonwealth of Massachusetts. The Board of Trustees of MF Trust duly established and designated certain of the Acquired Funds as series of MF Trust and each class of each such Acquired Fund as a class of that Acquired Fund. The MF Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

(b)	MF Trust II is a statutory trust duly created,
validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of MF Trust II duly established and designated certain of the Acquired Funds as series of MF Trust II and each class of each such Acquired Fund as a class of that Acquired Fund. MF Trust II is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

(c)	The Trust has the power and all necessary federal,
state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

(d)	The Board of Trustees of the Trust has duly
authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of the Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referred to in Section 2, the consummation of the transactions contemplated by this Plan will not, violate the Trust's Declaration of Trust or By-Laws or any Material Agreement. Except for the approval of the Acquired Fund shareholders, the Trust does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

(e)	The Acquired Fund has qualified as a "regulated
investment company" under Part I of Subchapter M of Subtitle A,
Chapter 1, of the Code (a "RIC") in respect of each taxable year since the commencement of its operations and will continue to so qualify until the Effective Time.

(f)	The Form N-14 Registration Statement when filed with
the SEC, when distributed to shareholders and at the time of the Acquired Fund shareholder meeting for the Reorganization and at the Effective Time of the Reorganization, insofar as it contains information about the Trust and the Acquired Fund: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

(g)	The Trust has duly authorized and validly issued all
of the issued and outstanding shares of the Acquired Fund and all of the shares are validly outstanding, fully paid and non-assessable by the Trust, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquired Fund shares, nor are there any securities convertible into Acquired Fund shares.

(h)	The Trust is in compliance in all material respects
with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. The Trust is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in its Form N-1A Registration Statement currently in effect. The value of the net assets of the Acquired Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of the Acquired Fund and all purchases and redemptions of Acquired Fund shares have been effected at the net asset value per share calculated in such a manner.

(i)	Except as otherwise provided herein, the Trust shall
operate the business of the Acquired Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of dividends and distributions pursuant to standard dividend and distribution policies approved by the Acquired Fund's Board of Trustees prior to the date of this Plan, and any other dividends and distributions deemed advisable by mutual agreement of the Acquired Fund and Wells Fargo Funds in anticipation of the Reorganization. Notwithstanding the foregoing, the Trust shall: (i) complete prior to the Effective Time all measures necessary to ensure that the Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code; and (ii) take all other appropriate actions necessary to ensure satisfaction of representations in certificates to be provided by Morrison & Foerster LLP in connection with their opinion described in Sections 7(g) and 8(g), regardless of whether any such measures or actions are in the ordinary course.

(j)	At the Effective Time, the Acquired Fund will have
good and marketable title to its Assets and full right, power and authority to assign, transfer, deliver and convey such Assets.

(k)	The Acquired Fund Financial Statements, copies of
which have been previously delivered to Wells Fargo Funds, fairly present the financial position of the Acquired Fund as of the Acquired Fund's most recent fiscal year-end and the results of the Acquired Fund's operations and changes in the Acquired Fund's Known Assets and Known Liabilities, in the ordinary course for the periods indicated. The Acquired Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

(l)	To the Knowledge of the Trust, the Acquired Fund has
no Liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Acquired Fund Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of this Plan. Without limiting the generality of the previous sentence, the Acquired Fund has no liabilities to MAM or any other service provider of the Acquired Fund for fees previously waived or deferred by MAM or any other such service provider.

(m)	The Trust does not Know of any claims, actions,
suits, investigations or proceedings of any type pending or threatened against the Acquired Fund or its Assets or businesses. The Acquired Fund does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against the Acquired Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither the Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by the Plan.

(n)	All contracts, agreements and similar instruments
that are material to the Trust's business are listed on Schedule B. No material default exists under any contract or agreement listed on Schedule B. With respect to any contract, agreement or similar instrument to which the Trust is a party that is not listed on Schedule B: (i) such instrument was entered into in the ordinary course of the Trust's business;
(ii) no material default exists with respect to such instrument; and (iii) such instrument is not material to the business of the Trust. Nothing in this Section prevents a Trust from entering into, amending or terminating a contract, agreement or instrument after the date of this Plan if such action is contemplated by this Plan or consistent with the Trust's obligations under this Plan.

(o)	The Trust has (i) timely filed all of its and its
Acquired Fund's tax returns for all of their taxable years to and including the Acquired Fund's most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns; and (ii) made available to Wells Fargo Funds all of its and its Acquired Fund's previously filed tax returns. To the Knowledge of the Acquired Fund, no such return is currently under audit and no assessment has been asserted with respect to such returns. The Trust will file all of its and its Acquired Fund's tax returns for all of their taxable periods ending on or before the Closing Date not previously filed on or before their due dates (taking account of any valid extensions thereof).

(p)	Since the date of the Acquired Fund Financial
Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of the Acquired Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

(q)	The Trust shall have terminated any deferred
compensation plan established for the benefit of members of its Board of Trustees and shall have paid participating Trustees all amounts due to them under such plan.

(r)	The Trust acknowledges that, to facilitate the
transactions contemplated by the Purchase Agreement, it has, on behalf of each of its Acquired Funds, entered into an interim investment advisory agreement pursuant to Rule 15a-4 under the 1940 Act, with Wells Capital or other firms that currently serve as investment sub-advisers to the Wells Fargo Funds. The Trust acknowledges that the interim investment advisory agreement is for the purpose of providing portfolio management services only, and that MAM will remain responsible for providing, either directly or through third-party service providers, all other services required by the Acquired Fund, including, but not limited to, trading, compliance, board reporting, fund administration, fund accounting, transfer agency, custodian, legal and audit services. The Trust further acknowledges that, in the event that the Reorganization is not consummated for any Acquired Fund, MAM shall assume responsibility for providing all services to, and for any further actions regarding any such Acquired Fund.

6.	Certain Representations, Warranties and Agreements
of Wells Fargo Funds. Wells Fargo Funds, on behalf of itself and, as appropriate, each Acquiring Fund, represents and warrants to, and agrees with MF Trust and MF Trust II as follows:

(a)	Wells Fargo Funds is a statutory trust duly created,
validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of Wells Fargo Funds duly established and designated the Acquiring Fund as a series of Wells Fargo Funds and each Acquiring Class as a class of the Acquiring Fund. Wells Fargo Funds is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

(b)	Wells Fargo Funds and the Acquiring Fund each has
the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

(c)	The Board of Trustees of Wells Fargo Funds has duly
authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Wells Fargo Funds have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Declaration of Trust or By-Laws of Wells Fargo Funds or any Material Agreement. Wells Fargo Funds does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

(d)	The Acquiring Fund has qualified as a RIC in respect
of each taxable year since the commencement of its operations and will continue to so qualify for its current taxable year.
(e)	The Form N-14 Registration Statement when filed with
the SEC, when distributed to shareholders and at the time of the Acquired Fund shareholder meeting for the Reorganization and at the Effective Time of the Reorganization, insofar as they relate to the Wells Fargo Funds or the Acquiring Fund or Acquiring
Classes: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

(f)	If the Reorganization is a Shell Reorganization,
there shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than those issued to a seed capital investor (which shall be an affiliate of the Acquiring
Fund) in order to commence the operations of the Acquiring Fund.

(g)	Wells Fargo Funds shall duly authorize the
Acquiring Fund shares to be issued and delivered to the Acquired Fund as of the Effective Time. When issued and delivered, the Acquiring Fund shares shall have been registered for sale under the 1933 Act and qualified under all applicable state securities laws and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

(h)	At the Effective Time, the Acquiring Fund will be in
compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act, and with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement.

(i)	Wells Fargo Funds does not Know of any claims,
actions, suits, investigations or proceedings of any type pending or threatened against Wells Fargo Funds or the Acquiring Fund or their assets or businesses. There are no facts that Wells Fargo Funds currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against Wells Fargo Funds or the Acquiring Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all customary performance disclosures have been made. Neither Wells Fargo Funds nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.

(j)	All contracts, agreements and similar instruments
that are material to the Wells Fargo Funds' business are listed on Schedule B. No material default exists under any contract or agreement listed on Schedule B. With respect to any contract, agreement or similar instrument to which the Wells Fargo Funds are a party that is not listed on Schedule B: (i) such instrument was entered into in the ordinary course of the Wells Fargo Funds' business; (ii) no material default exists with respect to such instrument; and (iii) such instrument is not material to the business of the Wells Fargo Funds.

7.	Conditions to an Acquired Fund's Obligations.  The
obligations of an Acquired Fund with respect to its Reorganization, and the obligations of the applicable Trust with respect to that Reorganization, shall be subject to the following conditions precedent:

(a)	The shareholders of the Acquired Fund shall have
approved the Reorganization in the manner required by the Declaration of Trust and applicable law. If the Acquired Fund's shareholders fail to approve the Reorganization, that failure shall release the Trust of its obligation under this Plan only with respect to that Reorganization and not any other
Reorganization.

(b)	Wells Fargo Funds shall have duly executed and
delivered the Acquiring Fund's Reorganization Documents to the Acquired Fund.

(c)	All representations and warranties of Wells Fargo
Funds made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Effective Time.

(d)	Wells Fargo Funds shall have delivered to the Trust
a certificate dated as of the Closing Date and executed in its name by its Secretary or Treasurer, in a form reasonably satisfactory to the Trust, stating that the representations and warranties of Wells Fargo Funds in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time and that it has approved the Acquired Fund's Assets as being consistent with its investment objectives, policies and restrictions and that the Acquired Fund's Assets may otherwise be lawfully acquired by the Acquiring Fund.

(e)	The Trust shall have received an opinion of Morrison
& Foerster LLP, as counsel to Wells Fargo Funds, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that:

	(1)	Wells Fargo Funds is a statutory trust duly
created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940
Act;

	(2)	the shares of the Acquiring Fund to be delivered
as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by Wells Fargo Funds, provided that the payments for transfer taxes by shareholders provided for in Section
4(b) of this Plan shall not be deemed to render the shares issued assessable;

	(3)	this Plan has been duly authorized, executed and
delivered by Wells Fargo Funds, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust of Wells Fargo Funds or any Material Agreement to which Wells Fargo Funds is a party or by which it is bound; and

	(4)	to the Knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority is required for the consummation by Wells Fargo Funds of the Reorganization, or for the execution and delivery of Wells Fargo Funds' Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of Wells Fargo Funds.

(f)	The Trust shall have received an opinion of
Richards, Layton & Finger, P.A., addressed to the Trust and Wells Fargo Funds, in form and substance reasonably satisfactory to the Trust and Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that, assuming due authorization, execution and delivery of this Plan by the Trust and Wells Fargo Funds, the Plan represents a legal, valid and binding contract of the Acquired Fund and the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (ii) limit such opinion to applicable state law, and
(iii) rely on certificates of officers or trustees of the Trust and Wells Fargo Funds.

(g)	The Trust shall have received an opinion of Morrison
& Foerster LLP, upon which the Acquired Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, the Trust, their affiliates and/or principal shareholders, addressed to the Trust and Wells Fargo Funds in a form reasonably satisfactory to the Trust and Wells Fargo Funds, and dated as of the Closing Date, with respect to the tax matters specified in
Section 8(g).

(h)	The Trust shall have received a memorandum addressed
to the Trust and Wells Fargo Funds, in form and substance reasonably satisfactory to the Trust and Wells Fargo Funds, prepared by Morrison & Foerster LLP, or another person agreed to in writing by the parties, concerning compliance with each relevant state's securities laws in connection with Wells Fargo Funds' issuance of Acquiring Fund shares.

(i)	The N-1A Registration Statement and the Form N-14
Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and the SEC shall not have instituted and, to the Knowledge of Wells Fargo Funds, is not contemplating instituting, any stop order suspending the effectiveness of the N-1A Registration Statement or the Form N-14 Registration Statement.

(j)	No action, suit or other proceeding shall be
threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, the Reorganization.

(k)	The SEC shall not have issued any unfavorable
advisory report under Section 25(b) of the 1940 Act relating to, nor instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

(l)	Wells Fargo Funds shall have performed and complied
in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

(m)	The Trust shall have received from Wells Fargo Funds
a duly executed instrument, in a form and substance reasonably acceptable to the Trust, whereby the Acquiring Fund assumes all of the Liabilities of or attributable to the Acquired Fund.

(n)	If the Reorganization is an Active Reorganization,
the Trust shall have received a letter dated as of the effective date of the N-14 Registration Statement from KPMG LLP addressed to the Trust and Wells Fargo Funds in form and substance reasonably satisfactory to the Trust and Wells Fargo Funds to the effect that on the basis of limited procedures as agreed to by the Trust and Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

(1) nothing came to their attention that caused them to believe that the relevant unaudited pro forma financial statements included in the N-14 Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the relevant pro forma adjustments have not properly been applied to the historical amounts in the compilation of those amounts.

(2)	the data used in the calculation of any expense
ratios of the Acquired Fund and the Acquiring Fund appearing in the Form N-14 Registration Statement agree with the underlying accounting records of the Acquired Fund and the Acquiring Fund, as appropriate, or with written estimates provided by officers of the Trust or Wells Fargo
Funds, as appropriate, having responsibility for financial and reporting matters; and

	(3)	the information relating to the Acquiring Fund
and the Acquired Fund appearing in the Form N-14
Registration Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of the Acquiring Fund or the Acquired
Fund, as appropriate, or from schedules prepared by officers of the Trust or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters and such information is in agreement with such records or schedules or with computations made therefrom.

The Trust also shall have received a letter dated as of the Closing Date that to KPMG's Knowledge the letter dated as of the effective date of the N-14 Registration Statement (the "Prior Letter") is true and correct, and no changes to the Prior Letter are necessary.

(o)	If the Reorganization is a Shell Reorganization, the
Trust shall have received a letter dated as of the Closing Date from KPMG LLP addressed to the Trust and Wells Fargo Funds in form and substance reasonably satisfactory to the Trust and Wells Fargo Funds to the effect that on the basis of limited procedures as agreed to by the Trust and Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

(1) the data used in the calculation of any expense ratio of the Acquired Fund and the Acquiring Fund appearing in the N-14 Registration Statement agree with the underlying accounting records of the Acquired Fund and the Acquiring Fund, as appropriate, or with written estimates provided by officers of the Trust or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters; and

(2) the information relating to the Acquiring Fund and the Acquired Fund appearing in the N-14 Registration
Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of the Acquiring Fund or the Acquired Fund, as appropriate, or from schedules prepared by officers of the Trust or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters and such information is in agreement with such records or schedules or with computations made therefrom.

(p)	Neither party shall have terminated this Plan with
respect to the Reorganization pursuant to Section 11 of this Plan.

(q)	The parties shall have received any necessary order
of the SEC providing them with any necessary relief from the 1940 Act to permit the Reorganization.

(r)	The Wells Fargo Funds shall have received an order
of the SEC relieving the Wells Fargo Funds from the provision of
Section 15(f) of the 1940 Act that would otherwise require the Board of Trustees of the Wells Fargo Funds from the Effective Time to consist of at least 75% of members who are not "interested persons" as defined in the 1940 Act; or the Wells Fargo Funds Board of Trustees shall be constituted in such a manner as to meet such 75% requirement.

(s)	The transactions under the Purchase Agreement to be
consummated on or before the Effective Time shall have been consummated.

(t)	As of the Closing Date, there shall have been no
material change in the investment objective, policies and restrictions nor any material increase in the investment management fees, fee levels payable pursuant to any 12b-1 plan of distribution or shareholder servicing plan or agreement, other fees payable for services provided to the Acquiring Fund, or sales loads of the Acquiring Fund nor any material reduction in the fee waiver or expense reduction undertakings from those described in the N-1A Registration Statement respecting the Acquiring Fund and in the Form N-14 Registration Statement.

(u)	Wells Fargo Funds has procured for the Trustees and
officers of each Trust the insurance coverage as described in
Section 17.

(v)	Wells Fargo Funds Management, LLC, or one of its
affiliated companies, has pursuant to Section 22, reimbursed the Acquired Funds for all expenses relating to the Reorganizations incurred by the Acquired Funds through the Closing Date.

8.	Conditions to Wells Fargo Funds Obligations.  The
obligations of an Acquiring Fund with respect to its Reorganization, and the obligations of Wells Fargo Funds with respect to that Reorganization, shall be subject to the following conditions precedent:

(a)	The shareholders of the Acquired Fund shall have
approved the Reorganization in the manner required by its Declaration of Trust and applicable law.

(b)	The Trust shall have duly executed and delivered the
Acquired Fund Reorganization Documents to Wells Fargo Funds.

(c)	All representations and warranties of the Trust made
in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.

(d)	The Trust shall have delivered to Wells Fargo Funds
a certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary, in a form reasonably satisfactory to Wells Fargo Funds, stating that the representations and warranties of the Trust in this Plan that apply to the Reorganization are true and correct at and as of the Valuation Time.

(e)	Wells Fargo Funds shall have received an opinion of
Paul, Hastings, Janofsky & Walker, as counsel to the Trust, in form and substance reasonably satisfactory to Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that:

	(1)	The Trust is a statutory trust or business
trust, as the case may be, duly created, validly existing and in good standing under the laws of the applicable state and is an open-end, management investment company registered under the 1940 Act;

	(2)	this Plan has been duly authorized, executed and
delivered by the Trust, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust or By-Laws of the Trust or any Material Agreement to which the Trust is a party or by which it is bound; and

	(3)	to the Knowledge of such counsel, no consent,
approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the Reorganization, or the execution and delivery of the Trust Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts, or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquired Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates of officers or trustees of the Trust.

(f)	Wells Fargo Funds shall have received an opinion
from Richard, Layton & Finger P.A., addressed to the Trust and
Wells Fargo Funds in form and substance reasonably satisfactory to the Wells Fargo Funds and dated as of the Closing Date, with respect to the matters set forth in Section 7(f).

(g)	Wells Fargo Funds shall have received an opinion of
Morrison & Foerster LLP, upon which the Acquiring Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, the Trust, their affiliates and/or principal shareholders, addressed to Wells Fargo Funds and the Trust in a form reasonably satisfactory to the Wells Fargo Funds, and dated as of the Closing Date, substantially to the effect that the Reorganization with respect to each Acquiring Fund and the Acquired Fund will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that each Acquiring Fund and the corresponding Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code, with respect to such Reorganization.

(h)	The N-1A Registration Statement and the Form N-14
Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-1A Registration Statement or the Form N-14 Registration Statement shall have been issued and, to the Knowledge of Wells Fargo Funds, the SEC is not contemplating issuing such a stop order.

(i)	No action, suit or other proceeding shall be
threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

(j)	The SEC shall not have issued any unfavorable
advisory report under Section 25(b) of the 1940 Act relating to, nor instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

(k)	The Trust shall have performed and complied in all
material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

(l)	The Trust shall have taken all steps required to
terminate any agreements with its service providers and shall have discharged any and all payment obligations under such agreements.

(m)	Wells Fargo Funds shall have received the letters
from KPMG LLP addressed to the Trust and Wells Fargo Funds as described in Section 7(n) and Section 7(o).

(n)	Except to the extent prohibited by Rule 19b-1 under
the 1940 Act, prior to the Valuation Time, each Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Acquired Fund shareholders all of its previously undistributed (i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Effective Time.

(o)	Neither party shall have terminated this Plan with
respect to the Reorganization pursuant to Section 11 of this Plan.

(p)	The parties shall have received any necessary order
of the SEC providing them with any relief from the 1940 Act to permit the Reorganization.

(q)	Each Trust shall have delivered to Wells Fargo
Funds, or shall have made provision for delivery as promptly as possible after the Effective Time of, a statement, accurate and complete in all material respects, of assets of each Acquired Fund of such Trust, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets for such purposes, as of the Valuation Time.

(r)	The transactions under the Purchase Agreement to be
consummated on or before the Effective Time shall have been consummated.

9. Tax Matters.

(a) The parties hereby represent and warrant that each shall use its best efforts to cause each Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent a Reorganization from qualifying as a "reorganization" under the provisions of Section 368 of the Code.

(b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of each Reorganization for tax purposes as a "reorganization," within the meaning of Section 368(a) of the Code and each Acquiring Fund and the Corresponding Acquired Fund will comply with the record keeping and information filing requirements of Section 1.368-3 of the Treasury Regulation in accordance therewith.

10.	Survival of Representations and Warranties.  The
representations and warranties of the parties hereto set forth in this Plan shall survive the completion of the transactions contemplated herein.

11.	Termination of Plan.  A majority of a party's Board of
Trustees may terminate this Plan with respect to any Acquiring Fund or the Acquired Fund, as appropriate if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Closing Date; (ii) it becomes reasonably apparent to the party's Board of Trustees that the other party will not be able to satisfy such conditions precedent on the Closing Date; or (iii) the party's Board of Trustees determines that the consummation of the Reorganization is not in the best interests of its shareholders and gives notice to the other party. The termination of this Plan with respect to an Acquiring Fund and its Corresponding Acquired Fund shall not affect the survival of the Plan with respect to any other Acquiring Fund or Acquired Fund.

12.	Governing Law.  This Plan and the transactions
contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

	13.	Finders Fees. Each party represents and warrants that
there are no brokers or finders entitled to receive any payments from either party in connection with the transactions provided for in this Plan.

14.	Amendments.  The parties may, by agreement in writing
authorized by their respective Boards of Trustees, amend this Plan with respect to the Reorganization at any time before or after the Acquired Fund's shareholders approve the Reorganization. However, after the Acquired Fund's shareholders approve the Reorganization, the parties may not amend this Plan in a manner that materially adversely affects the interests of the Acquired Fund's shareholders with respect to the Reorganization. This Section shall not preclude the parties from changing the Closing Date or the Effective Time of the Reorganization by mutual agreement.

15.	Waivers.  At any time prior to the Closing Date, any
party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

	16.	Indemnification of Trustees.  Wells Fargo Funds shall
indemnify, defend and hold harmless each Trust, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability of the Trust, its officers, trustees, employees or agents, arising out of or based on (i) any material breach by Wells Fargo Funds of any of its representations, warranties or agreements set forth in this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement on Form N-1A for Wells Fargo Funds, or in the Form N-14 Registration Statement insofar as it relates to the Wells Fargo Funds or the Acquiring Fund or Acquiring Classes, that is used in connection with the Reorganization. Wells Fargo Funds also agrees that it will assume all liabilities and obligations of the Trust relating to any obligation of an Acquired Fund to indemnify, defend and hold harmless its current and former Trustees and officers, acting in their capacities as such, to the fullest extent permitted by law and the Trust's Declaration of Trust and By-laws, as in effect as of the date of this Plan. Wells Fargo Funds also agrees that all rights to indemnification and all limitations of liability existing in favor of the current and former Trustees and officers, acting in their capacities as such, under the Trust's Declaration of Trust and By-laws as in effect as of the date of this Plan shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against Wells Fargo Funds, its successors and assigns.

	17.	Insurance.  Wells Fargo Funds shall provide, for a period
of five years from the Closing Date, errors and omissions insurance coverage for Trustees and officers of each Trust. Such insurance coverage may be provided through the purchase of a separate policy of "run-off" insurance coverage or by adding the Trustees and officers of each Trust to the errors and omissions insurance policy maintained by the Wells Fargo Funds. Such policy shall contain terms and shall provide coverage that is no less favorable than that contained in or provided by the errors and omissions insurance policy currently in effect covering the Trustees and officers of the Trusts.

18.	Cooperation and Further Assurances.  Each party will
cooperate with the others in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by another party in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of its obligations under this Plan and the consummation of the Reorganization as another party shall reasonably request. Each party will take all reasonable actions to seek to ensure that each person intended to issue an opinion, letter or memorandum contemplated by this Plan can issue that opinion, letter or memorandum.

19.	Updating of Form N-14 Registration Statement.  If at
any time prior to the Effective Time of a Reorganization a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made in the Form N-14 Registration Statement, the party discovering the item shall notify the other parties and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

20.	Limitation on Liabilities.  The obligations of MF
Trust, MF Trust II and Wells Fargo Funds shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of MF Trust, MF Trust II or Wells Fargo Funds personally, but shall bind only the assets and property of the Acquiring Funds and the Acquired Funds. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and the property of the Acquiring Funds or the Acquired Funds, as appropriate.

	21.	Notices.  Any notice, report, statement, certificate
or demand required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

		For the Acquired Funds:

		Dana Schmidt
		Montgomery Asset Management, LLC
		101 California Street
		San Francisco, CA 94111
		Facsimile:  (415) 248-6520

		With a copy to:

		Julie Allecta
		Paul, Hastings, Janofsky & Walker LLP
		55 Second Street, 24th Floor
		San Francisco, CA 94105
		Facsimile: (415) 856-7100

		And

		Commerzbank AG
		ZRA
		Neue Mainzer Str. 32-36
		60311 Frankfurt
		Federal Republic of Germany
		Facsimile: 011 49 69 1364 2196
		Attention: Guenter Hugger

		And

		Marcia L. MacHarg
		Debevoise & Plimpton
		Borsencenter
		Taubenstasse 7-9
		60313 Frankfurt am Main
		Federal Republic of Germany
		Facsimile: 011 49 69 20 97 5555

		For Wells Fargo Funds:

		Michael J. Hogan, President
		Wells Fargo Funds Trust
		525 Market Street, 12th Floor
	San Francisco, CA 94105
	Facsimile: (415) 979-0195

	With a copy to:

	C. David Messman, Secretary
	Wells Fargo Funds Trust
	525 Market Street, 12th Floor
	San Francisco, CA 94105
	Facsimile: (415) 975-6573

22. Expenses. Except as may be otherwise provided herein, each of the Acquiring Funds and the Acquired Funds shall be responsible for its respective expenses incurred in connection with its Reorganization and with entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated. The parties hereto acknowledge that Wells Fargo Funds Management, LLC, the investment adviser to the Acquiring Funds, or one of its affiliated companies, will reimburse each of the Acquiring Funds and the Acquired Funds for all expenses incurred by it in connection with the Reorganization and with this Agreement. Notwithstanding the foregoing, the parties to the Purchase Agreement may decide to otherwise allocate responsibility for such expenses between themselves.

23.  General.  This Plan supersedes all prior agreements
between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to all the parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan except for persons entitled to indemnification under Section 16 and persons to be covered by insurance to be provided under
Section 17. No party may assign or transfer any right or obligation under this Plan without the written consent of the other parties.
	IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.
ATTEST:				WELLS FARGO FUNDS TRUST

/s/ C. David Messman			/s/ Michael J. Hogan
Name:  C. David Messman		Name:  Michael J. Hogan
Title:    Secretary			Title:    President



ATTEST:				THE MONTGOMERY FUNDS

/s/ Johanne Castro  			/s/ R. Stephen Doyle
Name:  Johanne Castro			Name:  R. Stephen Doyle
Title:    Assistant Secretary		Title:  Chairman of the Board
of Trustees



ATTEST:				THE MONTGOMERY FUNDS II

/s/ Johanne Castro  			/s/ R. Stephen Doyle
Name:  Johanne Castro			Name:  R. Stephen Doyle
Title:    Assistant Secretary		Title:  Chairman of the Board
of Trustees



ATTEST:				WELLS FARGO FUNDS MANAGEMENT, LLC
(a party to this Plan as to Section 22 only)

/s/ C. David Messman			/s/ Michael J. Hogan
Name:  C. David Messman		Name:  Michael J. Hogan
Title:    Secretary			Title:    President

SCHEDULE A

I. Corresponding Classes Table:

CORRESPONDING ACQUIRED FUND CLASSES          ACQUIRING FUND CLASSES

Global Tech, Telecom & Media Fund      Specialized Technology Fund
 Class R                                          Class A
Government Money Market Fund          Government Money Market Fund
Class R                                           Class S
Growth Fund                           Large Company Growth Fund
Class P/Class R                                   Class A
International Growth Fund             International Equity Fund
Class P/Class R                                   Class A
Mid Cap Fund                          Mid Cap Growth Fund
Class R                                                Class A
Emerging Markets Focus Fund        Montgomery Emerging Markets Focus Fund
Class A                                              Class A
Class B                                              Class B
Class C                                              Class C
Class R                                              Institutional Class
Emerging Markets Fund              Montgomery Emerging Markets Focus Fund
Class A                                              Class A
Class B                                              Class B
Class C                                              Class C
Class R                                              Class A

Institutional Series:            Montgomery Institutional Emerging
 Emerging Markets Portfolio                  Markets Fund
 Single class                                       Select Class
Short Duration Govt Bond Fund    Montgomery Short Duration Govt Bond Fund
Class A                                             Class A
Class B                                             Class B
Class C                                             Class C
Class R                                             Institutional Class
Small Cap Fund                     Montgomery Small Cap Fund
Class P/Class R                                     Class A
Total Return Bond Fund             Montgomery Total Return Bond Fund
Class A                                             Class A
Class B                                             Class B
Class C                                             Class C
Class R                                             Institutional
Class I                                             Select Class


II. Active Reorganization Table:

CORRESPONDING ACQUIRED FUNDS                           ACQUIRING FUNDS
Global Tech, Telecom & Media Fund           Specialized Technology Fund
Government Money Market Fund               Government Money Market Fund
Growth Fund                                   Large Company Growth Fund
International Growth Fund                     International Equity Fund
Mid Cap Fund                                        Mid Cap Growth Fund

III. Shell Reorganization Table:

ACQUIRED FUND                                            ACQUIRING FUND

Emerging Markets Fund              Montgomery Emerging Markets Focus Fund
Emerging Markets Focus Fund

Institutional Series:      Montgomery Institutional Emerging Markets Fund
Emerging Markets Portfolio

Short Duration Government Bond Fund      Montgomery Short Duration
                                                     Government Bond Fund

Small Cap Fund                                  Montgomery Small Cap Fund

Total Return Bond Fund                  Montgomery Total Return Bond Fund


SCHEDULE B

MATERIAL AGREEMENTS

The following agreements shall be Material Agreements for the
Trusts:

TMF

Investment Management Agreement between TMF and Montgomery Asset
Management, LLC dated July 31, 1997 (amended and restated on
August 30, 2002).

Portfolio Advisory Agreement between TMF and Montgomery Asset
Management, LLC dated October 30, 2001 (on behalf of Montgomery
Total Return Bond Fund).

Operating Expenses Agreement between TMF and Montgomery Asset
Management, LLC dated July 1, 1998 (as first amended on May 26,
1999, second amended on October 30, 2001, and third amended and restated on August 29, 2002).

Distribution Agreement between Funds Distributor, Inc. (now
BISYS) and TMF dated July 31, 1997.  [Selling Agreement between
BISYS and FDI dated November 2, 2001 (for Montgomery Funds managed by Montgomery Asset Management, LLC).]

Share Marketing Plan pursuant to Rule 12b-1 approved by the Board of TMF on October 30, 2001.

Shareholder Servicing Plan approved by the Board of TMF dated
December 31, 1997 (first amended May 26, 1999, second amended and restated on October 30, 2001).

Multiple Class Plan originally approved by the Board of TMF on August 25, 1995 (third amended and restated on March 20, 2002).

Global Custody Agreement between The Chase Manhattan Bank and
TMF dated August 1, 1999 (Letter Addendum dated May 21, 2002 and
Amendment dated February 1, 2002 to Global Custody Agreement).

Foreign Custody Manager Delegation Acknowledgment between
Montgomery Asset Management, LLC and TMF dated May 26, 1999.

Agency Agreement between DST Systems, Inc. and TMF dated January
1, 1998 (amended by letter on October 17, 2002 and June 10, 2002).

Mutual Fund Services Agreement (Fund Accounting Services) between Chase Global Funds Services Company and TMF dated May 3,
1999.

Mutual Fund Services Agreement (Fund Administration Services:
Sub-Administration) between Montgomery Asset Management, LLC and
Chase Global Funds Services Company dated May 3, 1999.

Administrative Services Agreement between Montgomery Asset
Management, LLC and TMF dated July 31, 1997.

Administrative and Management Services Agreement between
Montgomery Asset Management, LLC and TMF dated October 30, 2001
(on behalf of Montgomery Total Return Bond Fund).

Securities Lending Agreement between The Chase Manhattan Bank and TMF dated January 4, 2001.

Retirement Plan Custodial Services Agreement between TMF and
IFTC dated March 30, 1998 (Letter of Assignment to Retirement
Plan Custodial Services Agreement dated May 30, 2000).

Joint Repurchase Agreement by and among TMF, TMF II, TMF III and
Montgomery Asset Management, LLC dated May 20, 1998.

Amended and Restated Liability Insurance Premium Allocation
Agreement by and among TMF, TMF II, TMF III, Montgomery Partners
Absolute Return Fund LLC, Montgomery Asset Management, LLC, and
MAM Securities, LLC dated February 15, 2002.

Amended and Restated (Fidelity Bond) Allocation Agreement by and among TMF, TMF II, TMF III and Montgomery Partners Absolute
Return Fund LLC dated January 16, 2002.

TMF II

Investment Management Agreement between TMF II and Montgomery Asset Management, LLC dated July 31, 1997 (amended and restated on August 30, 2002).
Operating Expenses Agreement between TMF II and Montgomery Asset Management, LLC dated July 1, 1998 (as first amended on May 26, 1999, second amended on October 30, 2001, and third amended and restated on August 29, 2002).
Distribution Agreement between Funds Distributor, Inc. (now
BISYS) and TMF II dated July 31, 1997. [Selling Agreement between BISYS and FDI dated November 2, 2001 (for Montgomery
Funds managed by Montgomery Asset Management, LLC).]
Share Marketing Plan pursuant to Rule 12b-1 approved by the Board of TMF II on October 30, 2001.
Shareholder Servicing Plan approved by the Board of TMF II dated December 31, 1997 (first amended May 26, 1999, second amended and restated on October 30, 2001).
Multiple Class Plan originally approved by the Board of TMF II on August 25, 1995 (third amended and restated on March 20, 2002). Global Custody Agreement between The Chase Manhattan Bank and
TMF II dated August 1, 1999.  (Letter Addendum dated May 21,
2002 and Amendment dated February 1, 2002 to Global Custody
Agreement).

Foreign Custody Manager Delegation Acknowledgment between
Montgomery Asset Management, LLC and TMF dated May 26, 1999.

Agency Agreement between DST Systems, Inc. and TMF II dated January 1, 1998 (amended by letter on October 17, 2002 and June 10, 2002).
Mutual Fund Services Agreement (Fund Accounting Services) between Chase Global Funds Services Company and TMF II dated May 3, 1999.
Mutual Fund Services Agreement (Fund Administration Services:
Sub-Administration) between Montgomery Asset Management, LLC and Chase Global Funds Services Company dated May 3, 1999.

Administrative Services Agreement between Montgomery Asset Management, LLC and TMF II dated July 31, 1997.
Securities Lending Agreement between The Chase Manhattan Bank and TMF II dated January 4, 2001.
Retirement Plan Custodial Services Agreement between TMF and IFTC dated March 30, 1998 (Letter of Assignment to Retirement Plan Custodial Services Agreement dated May 30, 2000).

Joint Repurchase Agreement by and among TMF, TMF II, TMF III and
Montgomery Asset Management, LLC dated May 20, 1998.

Amended and Restated Liability Insurance Premium Allocation
Agreement by and among TMF, TMF II, TMF III, Montgomery Partners
Absolute Return Fund LLC, Montgomery Asset Management, LLC, and
MAM Securities, LLC dated February 15, 2002.

Amended and Restated (Fidelity Bond) Allocation Agreement by and among TMF, TMF II, TMF III and Montgomery Partners Absolute
Return Fund LLC dated January 16, 2002.


The following agreements shall be Material Agreements for Wells
Fargo Funds:

Investment Advisory Contract between Wells Fargo Funds
Management, LLC ("Wells Fargo Funds Management") and Wells Fargo
Funds, dated March 1, 2001, as amended December 18, 2002.

Sub-Advisory Contract between Wells Capital Management
Incorporated, Wells Fargo Funds Management and Wells Fargo
Funds, dated March 1, 2001, as amended December 18, 2002.

Amended and Restated Distribution Agreement between Stephens
Inc. and Wells Fargo Funds,
dated May 8, 2002, as amended December 18, 2002.

Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 approved by the Wells Fargo Funds
Board on March 26, 1999, as amended December 18, 2002.

Rule 18f-3 Multi-Class Plan approved by the board of Wells Fargo
Funds on March 26, 1999, as amended December 18, 2002.

Custody Agreement between Wells Fargo Bank Minnesota, N.A. and
Wells Fargo Funds dated July 25, 2000, as amended December 18, 2002.

Fund Accounting Agreement between PFPC and Wells Fargo Funds dated as of September 1, 2002.

Administration Agreement between Wells Fargo Funds Management and Wells Fargo Funds dated March 1, 2001, as amended December
18, 2002.

Transfer Agency and Service Agreement between Boston Financial
Data Services, Inc.
and Wells Fargo Funds, dated November 8, 1999, as amended
December 18, 2002.

Shareholder Servicing Agreement approved by the Board of Wells
Fargo Funds  on March 26, 1999, as amended December 18, 2002.

Amended and Restated Fee and Expense Agreement between Wells
Fargo Funds and Wells Fargo Funds Management, dated August 7,
2001, as amended December 18, 2002.

Joint Fidelity Bond Allocation Agreement between Wells Fargo
Funds, Wells Fargo Variable Trust and Wells Fargo Core Trust approved by the Boards on August 19, 1999, as amended December
18, 2002.

Pooled Repurchase Account Agreement between Wells Fargo Funds,
Wells Fargo Variable Trust and Wells Fargo Core Trust dated
March 1, 2001, as amended December 18, 2002.

Securities Lending Agreement between Wells Fargo Funds, Wells
Fargo Funds Management, LLC and Wells Fargo Bank Minnesota, N.A.
dated March 1, 2001, as amended December 18, 2002.